Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

        PRG-SCHULTZ REPORTS STRONG FIRST QUARTER 2002 FINANCIAL RESULTS
         REVENUES OF $110.3 MILLION AND PRO-FORMA DILUTED EPS OF $0.15;
                         2002 FULL-YEAR OUTLOOK UPDATED

ATLANTA, May 2 /PRNewswire/ -- PRG-Schultz International, Inc. (Nasdaq: PRGX - news) today announced financial results for the first-quarter 2002 which exceeded the Company's previously provided outlook.

First Quarter 2002 Financial Highlights
     o    Diluted EPS from continuing operations was $0.08.
     o Diluted EPS from continuing operations excluding non-recurring and transition expenses of $0.01 and $0.06 per diluted share after-tax, respectively, was $0.15.
     o    Revenues totaled $110.3 million:
          o    Revenues from Accounts Payable Services totaled $97.5 million.
          o    Revenues from Other Ancillary Services totaled $12.8 million.
          o Operating Income margin was 9.9% of revenues. Excluding non-recurring and transition expenses, operating income margin was 18.2%.
          o EBITDA margin was 14.5% of revenues. Excluding non-recurring and transition expenses, EBITDA margin was 21.2%.

"We are off to a great start this year," commented John Cook, chief executive officer of PRG-Schultz. "The performance of our Accounts Payable operations in the U.S. and internationally exceeded expectations, an impressive accomplishment in our first quarter as a combined company. Our strong first quarter results were a product of extensive integration preparation, solid execution and the dedication and focus of our entire team of outstanding professionals. Our integration process to date has progressed better than we had anticipated, and I am pleased that we come out of this quarter in a strong position as we continue to execute on critical aspects of integration throughout this year."

FIRST QUARTER 2002 FINANCIAL RESULTS
Total revenues for the first quarter of 2002 totaled $110.3 million, compared to $73.8 million in first quarter of 2001. Revenues from Accounts Payable Services and Other Ancillary Services totaled $97.5 million and $12.8 million, respectively, for the quarter, compared to $57.7 million and $16.1 million, respectively, a year ago.

Reported earnings from continuing operations for the first quarter of 2002 were $5.4 million or $0.08 per diluted share, compared to $0.3 million, or approximately breakeven, in the first quarter of 2001.

As required under generally accepted accounting principles, interest and amortization expense related to the Company's convertible notes of approximately $1.0 million on an after-tax basis has been added back to earnings from continuing operations for the first quarter of 2002 for the purpose of calculating diluted earnings per share. Correspondingly, the approximately 16.1 million common shares into which the convertible notes can be exchanged have been added to the diluted share count.

Operating income (EBIT) totaled $10.9 million, or 9.9 percent of revenues, compared to $3.0 million, or 4.1 percent of revenues, in the same period a year ago. Earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $16.0 million, or 14.5 percent of revenues, compared to $8.6 million, or
11.7 percent of revenues in the first quarter of 2001.

Excluding non-recurring expenses of $1.5 million, or $0.01 per diluted share after-tax, earnings from continuing operations for the first quarter of 2002 were $6.3 million, or $0.09 per diluted share. The analysts' consensus estimate as published on May 1, 2002 by First Call, which also excluded non- recurring charges, was $0.07 per diluted share. Excluding these non-recurring expenses, and also excluding transition expenses of $7.7 million, or $0.06 per diluted share after-tax, earnings from continuing operations for the first quarter of 2002 were $11.1 million, or $0.15 per diluted share. Excluding both non-recurring and transition expenses, operating income totaled $20.1 million, or 18.2 percent of revenues and EBITDA totaled $23.4 million or 21.2 percent of revenues.

Schedule 3 provides summary financial results for continuing operations for the first quarter of 2002 and 2001 by operating segment on both a reported and pro-forma basis.

On January 24, 2002, the Company announced that it would take its remaining discontinued operations, consisting of Meridian VAT Reclaim, the Communications business and the Ship & Debit business, off the market. As a result, beginning January 1, 2002, the financial results of these three businesses were again classified as part of the Company's continuing operations and reported in a separate segment called "Other Ancillary Services." The comparative prior year operating results of these businesses have also been reclassified to continuing operations. During the first quarter of 2002, the Company recorded a non-cash, after-tax gain from discontinued operations of $2.3 million, as required by generally accepted accounting principles, to return the accounting for these businesses to the historical cost basis.

CASH FLOW, DSO'S AND CAPITAL EXPENDITURES
Net cash from operating activities for the three months ended March 31, 2002 was approximately $8.2 million, compared to a net use of cash of approximately $6.1 million in 2001.

Company-wide, DSO's (Days Sales Outstanding) as of March 31, 2002 stood at 53 days, compared to 63 days a year ago. DSO's for Accounts Payable Services were 56 days, compared to 66 days a year ago. Company-wide DSO's were lower than those for Accounts Payable Services, as two of the three business units which comprise the Other Ancillary Services reporting segment are on the cash- basis of revenue recognition in accordance with SAB 101.

Capital expenditures totaled $5.7 million for the first quarter of 2002.

NEW ACCOUNTING PRONOUNCEMENT
Effective January 1, 2002, the Company became subject to SFAS 142, "Goodwill and Other Intangible Assets." SFAS 142 requires that an intangible asset with a finite life be amortized over its useful life and that an intangible asset with an infinite life and goodwill not be amortized but evaluated for impairment. Accordingly, results for the first quarter 2002 do not include any goodwill amortization. For purposes of comparison, goodwill amortization expense totaled $2.3 million, or $0.02 per diluted share after- tax, in the first quarter of 2001.

SFAS 142 also provides for mandatory transitional impairment testing of the Company's recorded goodwill balances as they existed on January 1, 2002, using a prescribed and complex testing methodology. As of January 1, 2002, the Company had a consolidated goodwill asset of $196.8 million, consisting of $160.2 million relating to the Accounts Payable Services segment and $36.6 million relating to the Other Ancillary Services segment. The Company and its valuation advisors have initiated transitional impairment testing and currently expect to complete all required transitional testing in the second quarter of 2002. Based on tentative and preliminary indications, the Company does not believe that goodwill pertaining to its Accounts Payable Services segment was impaired as of January 1, 2002, but does believe it is possible that goodwill pertaining to the Other Ancillary Services Segment may have been impaired as of such date under the new rules. The extent of such impairment, if any, cannot be currently estimated and would be recorded as the cumulative effect of a change in accounting principle, retroactive to January 1, 2002, if finalized testing subsequently confirms an impairment. Neither the Company's reported results for the first quarter of 2002 nor the outlook set forth in this press release include any provision for impaired goodwill.

2002 OUTLOOK
The Company updated its outlook for the full-year 2002 and provided its outlook for the second quarter 2002 as follows:

Full-year 2002
Revenues  for  2002 are  expected  to be in the  range  of $472 - $476  million.
Revenues from Accounts Payable Services are expected to be in the range from $422 - $424 million, and revenues from Other Ancillary Services are expected to be in the range of $50 - $52 million.

For 2002, the Company expects to report, prior to non-recurring and transition expenses, earnings per diluted share in the range of $0.66 - $0.69. On a reported basis, earnings per diluted share are expected to approximate $0.44 - $0.47.

Non-recurring expenses currently estimated at up to $10.0 million (or approximately $0.08 per diluted share after-tax) consist of one-time charges related to realignment and integration activities and include primarily severance and costs associated with the elimination of duplicate facilities and facilities relocation. Transition expenses, which represent costs in the process of being eliminated over the course of the year, are currently estimated at up to $18.0 million (or approximately $0.14 per diluted share after-tax) and relate primarily to centralization of IT, employment of duplicate personnel for a transition period, and consultancy services related to integration execution.

Second Quarter 2002
Revenues for the second  quarter of 2002 are expected to be in the range of $111
- $114 million. Revenues from Accounts Payable Services are expected to be in the range of $99 - $101 million, and revenues from Other Ancillary services are expected to be in the range of $12 - $13 million.

For the second quarter of 2002, the Company expects to report, prior to non-recurring and transition expenses, earnings per diluted share of approximately $0.13 - $0.15. Non-recurring expenses and transition expenses for the second quarter are estimated at $0.01 and $0.04 per diluted share after-tax, respectively. As such, on a reported basis, earnings per diluted share are expected to be in the range of $0.08 - $0.10.

The Company's outlook for diluted earnings per share for the second quarter and full-year 2002 is summarized in the following table:


-------------------------- ------------------ ---------------------------------
Company Outlook:                Q2 2002                Full Year 2002
-------------------------- ------------------ ---------------------------------
Reported Diluted EPS         $0.08 - $0.10             $0.44 - $0.47
-------------------------- ------------------ ---------------------------------
Non-Recurring Expenses           $0.01                     $0.08
-------------------------- ------------------ ---------------------------------
Transition Expenses              $0.04                     $0.14
-------------------------- ------------------ ---------------------------------
Pro-Forma Diluted EPS        $0.13 - $0.15             $0.66 - $0.69
-------------------------- ------------------ ---------------------------------

CONFERENCE CALL AND WEBCAST INFORMATION
PRG will hold a conference call today, May 2, 2002 at 10 a.m. EDT. Listeners in the U.S. and Canada should dial 800.374.0518 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. or Canada should dial
706.643.1837. To access the conference call, provide the leader's name 'John Cook', reference the Company, and provide the passcode 'PRGX.'

The teleconference will also be audiocast on the Internet at www.prgx.com. Microsoft Windows Media Player is required to access the audiocast and can be downloaded from www.microsoft.com/windows/mediaplayer.

ABOUT PRG-SCHULTZ INTERNATIONAL, INC.
Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG-Schultz) is the world's leading provider of recovery audit services. PRG-Schultz employs approximately 3,500 employees, providing clients in over 40 countries with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG-Schultz industry specialists review client invoices, purchase orders, receiving documents, databases, and correspondence files to recover lost profits due to overpayments or under-deductions. PRG-Schultz is retained on a pay-for- performance basis, receiving a percentage of each dollar recovered.

FORWARD LOOKING STATEMENTS
Statements made in this news release which look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include the following: (i) we may not be able to successfully integrate Howard Schultz and Associates (HS&A) and achieve the planned post- acquisition synergy cost savings due to unexpected costs, loss of former HS&A auditors and other personnel, loss of revenue with respect to shared clients and other reasons,
(ii) if the current economic slowdown continues, our clients may not return to previous purchasing levels, and as a result we may be unable to recognize anticipated revenues, (iii) the bankruptcy of any of our larger clients, including without limitation, potential negative effects of the recent Kmart bankruptcy filing could impair then-existing accounts receivable and reduce expected future revenues from such clients, (iv) since the businesses comprising the other ancillary services segment were operated prior to January 24, 2002 primarily  for the  purpose  of  preparing  them  for  sale,  they  may  require additional time and effort of Company executives and additional Company resources to help them achieve desired profitability and may distract management from its focus on the Company's core accounts payable business, and there is no guaranty that the Company can operate these businesses efficiently and profitably, (v) the previously announced intention to dispose of the discontinued operations has in some instances resulted in the loss of key personnel and diminished operating results in such operations which may be difficult to reverse going forward, (vi) we may not achieve anticipated expense savings, (vii) our past and future investments in technology and e-commerce may not benefit our business, (viii) our accounts payable businesses may not grow as expected, and we may not be able to increase the number of clients utilizing broad-scope audits, and (ix) our international expansion may prove unprofitable. Other risks and uncertainties that may affect our business include (i) our ability to effectively manage our business during our business integration with HS&A, (ii) the possibility of an adverse judgment in pending securities litigation, (iii) the impact of certain accounting pronouncements by the Financial Accounting Standards Board or the United States Securities and Exchange Commission, including, without limitation, the potential impact of any goodwill impairment that may be revealed by ongoing transitional impairment testing under SFAS 142, (iv) potential timing issues that could delay revenue recognition, (v) future weakness in the currencies of countries in which we transact business, (vi) changes in economic cycles, (vii) competition from other companies, (viii) changes in governmental regulations applicable to us, and other risk factors detailed in our Securities and Exchange Commission filings, including the Company's prospectus dated April 24, 2002, as filed with the Securities and Exchange Commission on April 25, 2002. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

                                    SCHEDULE 1
                 PRG-Schultz International, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                  (Amounts  in thousands, except per share data)
                                   (Unaudited)


                                                                                            Three Months
                                                                                           Ended March 31,
                                                                                 ------------------------------------
                                                                                      2002                2001
                                                                                 ----------------    ----------------

Revenues                                                                               $ 110,286            $ 73,770
Cost of revenues                                                                          63,248              41,709
Selling, general and administrative expenses                                              36,141              29,015
                                                                                 ----------------    ----------------

      Operating income                                                                    10,897               3,046

Interest (expense), net                                                                   (2,245)             (2,498)
                                                                                 ----------------    ----------------

      Earnings from continuing operations before income taxes and
          discontinued operations                                                          8,652                 548

Income taxes                                                                               3,287                 290
                                                                                 ----------------    ----------------

      Earnings from continuing operations before discontinued
          operations                                                                       5,365                 258

Discontinued operations:
      Loss from discontinued operations, net of income taxes                                   -                (979)

      Gain on disposal from discontinued operations including
          operating results for phase-out period, net of income taxes                      2,310                   -
                                                                                 ----------------    ----------------

      Gain (loss) from discontinued operations                                             2,310                (979)
                                                                                 ----------------    ----------------

      Net earnings (loss)                                                                $ 7,675              $ (721)
                                                                                 ================    ================

Basic earnings (loss) per share:
      Earnings from continuing operations before discontinued
          operations                                                                      $ 0.09                 $ -
      Discontinued operations                                                               0.04               (0.02)
                                                                                 ----------------    ----------------
      Net earnings (loss)                                                                 $ 0.13             $ (0.02)
                                                                                 ================    ================

Diluted earnings (loss) per share:
      Earnings from continuing operations before discontinued
          operations                                                                      $ 0.08                 $ -
      Discontinued operations                                                               0.03               (0.02)
                                                                                 ----------------    ----------------
      Net earnings (loss)                                                                 $ 0.11             $ (0.02)
                                                                                 ================    ================

Weighted average shares outstanding:
      Basic                                                                               59,531              48,025
                                                                                 ================    ================
      Diluted                                                                             76,612              48,210
                                                                                 ================    ================


                                   SCHEDULE 2
                PRG-Schultz International, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                             (Amounts  in thousands)
                                   (Unaudited)


                                                                                     March 31,          December 31,
                                                                                       2002                 2001
                                                                                  ----------------    -----------------
                                ASSETS
Current assets:
     Cash and cash equivalents                                                           $ 20,996             $ 33,334
     Receivables:
        Contract receivables                                                               65,137               52,851
        Employee advances and miscellaneous receivables                                     4,596                3,921
                                                                                  ----------------    -----------------
           Total receivables                                                               69,733               56,772
                                                                                  ----------------    -----------------
     Funds held for client obligations                                                      5,232                8,784
     Prepaid expenses and other current assets                                              5,358                4,860
     Deferred income taxes                                                                 25,109               21,271
                                                                                  ----------------    -----------------
           Total current assets                                                           126,428              125,021
Property and equipment                                                                     28,387               24,529
Noncompete agreements                                                                         165                  188
Deferred loan costs                                                                         1,280                  875
Goodwill                                                                                  401,554              196,820
Intangible assets                                                                          37,403                    -
Deferred income taxes                                                                       5,118               20,048
Other assets                                                                                3,134               10,838
                                                                                  ----------------    -----------------
            Total assets                                                                $ 603,469            $ 378,319
                                                                                  ================    =================


                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Notes payable                                                                       $ 11,108             $ 11,564
     Current installments of long-term debt                                                11,352                   20
     Obligation for client payables                                                         5,232                8,784
     Accounts payable and accrued expenses                                                 29,566               22,996
     Accrued payroll and related expenses                                                  57,152               37,089
     Deferred revenue                                                                       2,454                4,581
                                                                                  ----------------    -----------------
           Total current liabilities                                                      116,864               85,034
Long-term debt, excluding current installments                                             19,541                    -
Convertible notes, net of unamortized discount of $3,874                                  121,126              121,166
Deferred compensation                                                                       4,180                4,024
Other long-term liabilities                                                                 1,514                    -
                                                                                  ----------------    -----------------
           Total liabilities                                                              263,225              210,224
                                                                                  ----------------    -----------------
Shareholders' equity:
     Preferred stock                                                                            -                    -
     Common stock                                                                              66                   51
     Additional paid-in capital                                                           481,995              320,126
     Accumulated deficit                                                                 (116,071)            (123,746)
     Accumulated other comprehensive loss                                                  (3,904)              (6,385)
     Less treasury stock at cost                                                          (21,024)             (21,024)
     Unearned portion of restricted stock                                                    (818)                (927)
                                                                                  ----------------    -----------------
           Total shareholders' equity                                                     340,244              168,095
                                                                                  ----------------    -----------------

            Total liabilities and shareholders' equity                                  $ 603,469            $ 378,319
                                                                                  ================    =================


                                   SCHEDULE 3
                        PRG-Schultz International, Inc.
            Summary Reported and Pro-Forma Operating Segment Results
                                   (Unaudited)


Quarters Ended March 31
(in millions except earnings per share data)

                        ------------------------------------------------------------------
                                                      2002
                        ------------------------------------------------------------------
                                           Non-Recurring   Transition
                           As Reported       Expenses       Expenses        Pro-Forma
                        ------------------ -------------- -------------- -----------------
                           $      % Rev.         $              $           $      % Rev.
----------------------- --------- -------- -------------- -------------- --------- -------

Accounts Payable
  Services

Revenues                $   97.5                 $     -        $     -   $  97.5
EBITDA                      27.1    27.8%            1.2            1.2      29.5   30.3%
Operating Income            25.4    26.1%            1.2            1.2      27.8   28.5%
----------------------- --------- -------- -------------- -------------- --------- -------
Other Ancillary
  Services

Revenues                $   12.8                 $     -        $     -   $  12.8
EBITDA                       2.9    22.8%              -              -       2.9   22.8%
Operating Income             2.6    20.0%              -              -       2.6   20.0%
----------------------- --------- -------- -------------- -------------- --------- -------

Corporate Support

EBITDA                  $ (14.0)   -12.7%        $   0.1        $   4.9   $ (9.0)   -8.1%
Operating Income          (17.1)   -15.5%            0.3            6.5    (10.3)   -9.3%
----------------------- --------- -------- -------------- -------------- --------- -------
Total

Revenues                $  110.3                 $     -        $     -   $ 110.3
EBITDA                      16.0    14.5%            1.3            6.1      23.4   21.2%
Operating Income            10.9     9.9%            1.5            7.7      20.1   18.2%
Net Income              $    5.4     4.9%        $   0.9        $   4.8   $  11.1   10.0%
Diluted Earnings
  Per Share             $   0.08                 $  0.01        $  0.06   $  0.15
Diluted Shares              76.6                    76.6           76.6      76.6
-------------------- -- --------- -------- -------------- -------------- --------- -------

                        PRG-Schultz International, Inc.
            Summary Reported and Pro-Forma Operating Segment Results
                                   (Unaudited)


Quarters Ended March 31
(in millions except earnings per share data)


                         -----------------------------------------------------------------------
                                                          2001
                         -----------------------------------------------------------------------
                                           Non-Recurring       Goodwill
                           As Reported       Expenses         Amortization        Pro-Forma
                         ------------------ ---------------- ----------------- -----------------
                            $      % Rev.          $                $             $      % Rev.
-----------------------  --------- -------- ---------------- ----------------- --------- -------

Accounts Payable
  Services

Revenues                  $  57.7                   $     -           $     -   $  57.7
EBITDA                       13.5   23.4%               0.2                 -      13.7   23.7%
Operating Income             10.1   17.4%               0.2               1.9      12.2   21.1%
-----------------------  --------- -------- ---------------- ----------------- --------- -------
Other Ancillary
  Services

Revenues                  $  16.1                   $     -           $     -   $  16.1
EBITDA                        3.4   21.1%               0.2                 -       3.6   22.3%
Operating Income              2.6   16.4%               0.2               0.4       3.2   19.8%
-----------------------  --------- -------- ---------------- ----------------- --------- -------
Corporate Support

EBITDA                    $ (8.3)  -11.3%           $   0.6           $     -   $ (7.7)  -10.4%
Operating Income            (9.7)  -13.1%               0.6                 -     (9.1)  -12.4%
-----------------------  --------- -------- ---------------- ----------------- --------- -------
Total

Revenues                  $  73.8                   $     -           $     -   $  73.8
EBITDA                        8.6   11.7%               1.0                 -       9.6   13.0%
Operating Income              3.0    4.1%               1.0               2.3       6.3    8.5%
Net Income                $   0.3    0.4%           $   0.5           $   1.1   $   1.9    2.6%
Diluted Earnings
  Per Share               $     -                   $  0.01           $  0.02   $  0.03
Diluted Shares               48.2                      48.2              48.2      48.2
-------------------- --  --------- -------- ---------------- ----------------- --------- -------



SOURCE:  PRG-Schultz International, Inc.


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